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                                                                     EXHIBIT 3.4
             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                           (After Issuance of Stock)            Filed by:

                               COLOR STRATEGIES
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                              Name of Corporation

     We the undersigned                     Tami Tischner                    and
                        ----------------------------------------------------
                                    President or Vice President

            Tami Tischner              of            COLOR STRATEGIES
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   Secretary or Assistant Secretary                Name of Corporation

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of December, 1999, adopted a resolution to amend the
            ----        --------    --
original articles as follows:

     Article ONE is hereby amended to read as follows:

     The name of the corporation is:

                        INFINITE TECHNOLOGY CORPORATION

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 401,800 that the said change(s)
                                                 -------
and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                                       /s/ Tami Tischner
                                                --------------------------------
                                                  President or Vice President

                                                       /s/ Tami Tischner
                                                --------------------------------
                                                Secretary or Assistant Secretary

                       |
State of    Nevada     |
         ------------- >  SS.
County of    Clark     |
          ------------ |

     On December 22, 1999, personally appeared before me, a Notary Public,
        -----------------
Tami Tischner,                                       who acknowledged that they
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Name(s) of Person(s) Appearing and Signing Documents

executed the above instrument.


                                                     /s/ Rachael A. Burton
                                                -------------------------------
                                                      Signature of Notary

[SEAL & NOTARY STAMP]

Notary Public State Of Nevada
      County Of Clark
     Rachael A. Burton
  My Appointment Expires
      April 18, 2001